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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-100731) of The Timken Company of our report dated January 28, 2003 relating to the combined financial statements of the Ingersoll-Rand Engineered Solutions Business, an operating business unit of Ingersoll-Rand Company Limited, which appears in the Current Report on Form 8-K of The Timken Company dated February 7, 2003.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
February 5, 2003